Exhibit 99.1

Navidea Biopharmaceuticals Obtains Partial Dismissal of Claims in New York

DUBLIN, Ohio--(BUSINESS WIRE) -- December 30, 2019 -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that on December 26, 2019, the United States District Court, Southern District of New York (the “Court”) ruled on several motions related to Navidea and its majority-owned subsidiary, Macrophage Therapeutics, Inc. (“MT”) and Dr. Michael Goldberg that substantially limited the claims that Dr. Goldberg can pursue against Navidea and MT.

The Court found that certain portions of Dr. Goldberg’s counterclaims against Navidea and third-party claims against Macrophage failed to state a claim upon which relief can be granted. Specifically, the Court ruled that actions taken by Navidea and MT, including reconstituting the MT Board, replacing Dr. Goldberg with Jed A. Latkin as Chief Executive Officer of MT, terminating the sublicense between Navidea and MT, terminating certain research projects, and allowing MT intellectual property to revert back to Navidea, were not breaches of an August 2018 Agreement between Navidea, MT and Dr. Goldberg.

The Court also rejected Dr. Goldberg’s claim for wrongful termination as Chief Executive Officer of MT. In addition, the Court found that Dr. Goldberg lacked standing to seek injunctive relief to force the removal of Dr. Claudine Bruck and Michael Rice from MT’s Board of Directors, to invalidate all actions taken by the MT Board on or after November 29, 2018 (the date upon which Dr. Bruck and Mr. Rice were appointed by Navidea to the Board of MT), or to reinstate the terminated sublicense between Navidea and MT.

In addition, the Court found Navidea’s breach of fiduciary duty claim against Dr. Goldberg for conduct occurring more than three years prior to the filing of the complaint to be time-barred and that Dr. Goldberg is entitled to an advancement of attorneys’ fees solely with respect to that claim.

The Court stated that both Navidea and Dr. Goldberg may file motions for leave to amend by January 31, 2020.

About Navidea Biopharmaceuticals

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of losses and uncertainty of future profitability; the final outcome of any pending litigation (including the case described above); our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contact

Navidea Biopharmaceuticals, Inc.

Jed Latkin, CEO

614-973-7490

jlatkin@navidea.com

PCG Advisory, Inc.
Adam Holdsworth
646-862-4607
adamh@pcgadvisory.com